Pacific International
Rice Mills, Inc.

May 31, 2000



SHF Acquisition
4600 Northgate Blvd.
Suite 130
Sacramento, CA  95834

Attn:  Tim Kilkenny

1. Pacific International Rice Mills, Inc. (PIRMI) agrees to deliver a minimum of 400,000 wet paddy hundredweight from the 2000 crop to SHF Acquisition.

2. SHF Acquisition will reimburse PIRMI $* per dry paddy hundredweight. $* per cwt. will be due on January 15, 2001 and the remaining $* will be due on June 15, 2001.

3. PIRMI will dry all grower lot samples and forward these samples to the State for milling appraisals.

4. SHF will incur the cost of milling appraisals at a rate of $17.50 per sample.

5.   SHF will deliver samples to PIRMI on a daily basis before 7:00 A.M.

6.   Quality   settlements  shall  be  governed  by  the  California   Warehouse
     Association's Standard Operating Procedures.

     If you are in agreement, please sign below and return in the self-addressed stamped envelope.



PACIFIC INTERNATIONAL RICE MILLS, INC.     SHF ACQUISITION

/s/ Brian Reines                           /s/ Tim Kilkenny
--------------------------------------     ------------------------------------
By:     Brian Reines                       By:     Tim Kilkenny
Title:  Agricultural Manager               Title:  General Manager
Date:   May 31, 2000                       Date:  May 31, 2000



      Pacific International Rice Mills, Inc.
      P.O. Box 652
      Woodland, CA 95776
      (530) 666-1691
      FAX (530) 668-8515

      Busch Agricultural
      Resources, Inc.

* Confidential information that has been omitted and filed separately with the Commission.